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                                                                     EXHIBIT 1.1


                             UNDERWRITING AGREEMENT



                                   May 2, 2002



Banc of America Securities LLC
9 West 57th Street
New York, NY  10019

Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, CA  94104

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010

U.S. Bancorp Piper Jaffray Inc.
800 Nicollet Mall
Minneapolis, MN 55402

First Union Securities, Inc.
One First Union Center, 4th Floor
301 South College Street
Charlotte, NC  28288-0606

As Representatives of the several Underwriters

Ladies and Gentlemen:

        The selling stockholders (all of which are identified in Schedule B, and are collectively referred to as the "Selling Stockholders") of Charlotte Russe Holding, Inc., a Delaware corporation (the "Company"), severally and not jointly propose to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 3,910,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Shares"). The 3,910,000 Common Shares to be sold by the Selling Stockholders are called the "Firm Shares." In addition, the Selling Stockholders named in Schedule B have granted the Underwriters an option to purchase up to an additional 586,500 Common Shares, each of such Selling Stockholders selling up to the amount set forth opposite the name of such Selling Stockholder on Schedule B, all as provided in Section 2. The additional 586,500 Common Shares to be sold by the Selling Stockholders pursuant to such option are collectively called the "Option Shares." The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "Shares." Banc of America Securities LLC, Robertson Stephens, Inc., Credit Suisse First

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Boston Corporation, U.S. Bancorp Piper Jaffray Inc. and First Union Securities,
Inc. have agreed to act as Representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares and have advised the Company and the Selling Stockholders that they are authorized to enter into this Agreement on behalf of the several Underwriters.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-85178), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement was declared effective by the Commission on April 5, 2002. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement,"and from and after the date and time of the filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has prepared and filed with the Commission a preliminary prospectus supplement together with the prospectus included in the Registration Statement at the time it was declared effective (collectively, together with all documents incorporated or deemed incorporated therein by reference, the "preliminary prospectus"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement, together with the prospectus included in the Registration Statement at the time it was declared effective, in accordance with the provisions of Rule 424(b) of the Securities Act. Such final prospectus supplement and prospectus, in the form first used by the Underwriters to confirm sales of the Shares, together with all documents incorporated or deemed incorporated by reference therein pursuant to the Securities Act or the Exchange Act, is called the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, or the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "set forth," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.


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        The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

        SECTION 1. Representations and Warranties of the Company and the Selling Stockholders.

        A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to each Underwriter as follows:

        (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Company is qualified and eligible under the requirements of Form S-3 to file the Registration Statement on Form S-3 and has complied with the requirements of Rule 415 with respect thereto.

        Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and on each Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and on each Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

        (b) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.


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        (c) Offering Materials Furnished to Underwriters. The Company has
delivered to the Representatives (1) one complete conformed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof and (2) conformed copies of the Registration Statement, without exhibits, and preliminary prospectuses in such quantities and at such places as the Representatives shall have reasonably requested for each of the Underwriters. The Company shall also deliver the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives reasonably request for each of the Underwriters.

        (d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

        (e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        (f) Authorization of the Shares to Be Sold by the Selling Stockholders. The Common Shares to be purchased by the Underwriters from the Selling Stockholders and, if applicable, the Option Shares, when issued, were validly issued, fully paid and nonassessable.

        (g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to their respective Selling Stockholder Shares included in the Registration Statement and their respective Option Shares, if applicable, and except for such rights as have been duly waived.

        (h) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, or entered into any material transaction or agreement, other than liabilities incurred or transactions entered into in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.


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        (i) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

        (j) Preparation of the Financial Statements. The financial statements, together with the related notes and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Supplement Summary--Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial and Operating Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

        (k) Company's Accounting System. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (l) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's registration statement on Form S-1 (File No. 333-84297).

        (m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

        (n) Capitalization of the Subsidiaries. All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of


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capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

        (o) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Other than the restrictions contained in the Company's credit facility with Fleet National Bank, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

        (p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained (or incorporated by reference) in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than (1) those accurately described in the Prospectus and (2) the grant of less than 150,000 stock options after the date set forth in the Prospectus.

        (q) Stock Exchange Listing. The Company's Common Shares (including the Shares) are registered pursuant to Section 12(g) of the Exchange Act and are included on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

        (r) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated here and in the Prospectus, (ii) by the National Association of Securities Dealers, Inc. and (iii) by the federal and provincial laws of Canada.

        (s) Non-Contravention of Existing Instruments and Agreements. Neither the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or


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encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

        (t) No Defaults or Violations. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of their respective properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change or except as otherwise disclosed in the Prospectus.

        (u) No Actions, Suits or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to prevent the performance of this Agreement as required or pursuant to its terms or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

        (v) All Necessary Permits, Etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

        (w) Title to Properties. Except for properties and assets disposed of in the ordinary course of business, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(j) above or elsewhere in the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or as otherwise reflected in such financial statements. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere


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with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

        (x) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid as indicated by such returns and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or its subsidiaries that could result in a Material Adverse Change.

        (y) Intellectual Property Rights. Each of the Company, and its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are identified as being used by it to conduct its businesses as described in the Registration Statement and Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Change. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. To the Company's knowledge, the Company and its subsidiaries do not in the conduct of their business as now conducted or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

        (z) Company Not an "Investment Company." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

        (aa) Insurance. Each of the Company and its subsidiaries are insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its


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subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and Directors and Officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

        (bb) Labor Matters. To the best of the Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, that might be expected to result in a Material Adverse Change.

        (cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

        (dd) Lock-Up Agreements. Each executive officer (as defined in the Exchange Act) and director of the Company (including any of their trusts or affiliates which owns Common Shares) and each Selling Stockholder, all of whom are listed on Schedule C hereto, has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the "Lock-up Agreements").

        (ee) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

        (ff) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

        (gg) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with all applicable requirements of ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or
(o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        (hh) Certificates. Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

        B. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:

        (a) The Underwriting Agreement. This Agreement has been duly authorized (where applicable), executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        (b) Shares to be Sold. Each Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder, or options or warrants exercisable for the Shares to be sold by such Selling Stockholder, are subject to the interests of the Underwriters, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event that would prevent the Selling Stockholder from performing its obligations or delivering the Shares should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder, or options or warrants exercisable for the Shares to be sold by such Selling Stockholder, shall be delivered in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred.

        (c) Title to Shares to be Sold. Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder hereunder, or options or warrants exercisable for the Shares to be sold by such Selling Stockholder, and upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.

        (d) All Authorizations Obtained. Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Shares, or in the case of options or warrants exercisable for Shares to be sold by such Selling Stockholder, has good and valid title to the options or warrants, which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its charter, partnership agreements or by-laws, to enter into this Agreement and to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

        (e) No Further Consents, Authorization or Approvals. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the federal and provincial securities laws of Canada or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

        (f) Non-Contravention. Neither the sale of the Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or under the terms of any material indenture or other agreement or instrument to which such Selling Stockholder is party or bound, or under any judgment, order or decree applicable to such Selling Stockholder of any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

        (g) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus.

        (h) No Preemptive, Co-sale or other Rights. Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

        (i) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date (as defined below) will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of Common Shares set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Selling Stockholders," both prior to and after giving effect to the sale of the Firm Shares.

        (j) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

        (k) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Shares.

        (l) Distribution of Offering Materials by the Selling Stockholders. Such Selling Stockholder has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Stockholder other than a preliminary prospectus, the Prospectus or the Registration Statement.

        (m) Confirmation of Company Representations and Warranties. Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or could reasonably be expected to result in a Material Adverse Change, and is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

        (n) Certificates. Any certificate signed by or on behalf of such Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

        SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

        (a) The Firm Shares. Upon the terms herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters an aggregate of 3,910,000 Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Selling Stockholders shall be $25.677 per share.

        (b) The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made by the Selling Stockholders and the Representatives at 9:00 a.m., Eastern Daylight Savings Time, at the New York offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004 (or at such other place as may be agreed upon among the Representatives and the Company), (i) on the third (3rd) full business day following the day that this Agreement is executed and delivered if this Agreement is executed and delivered before 4:30 p.m. Eastern Daylight Savings Time, (ii) if this Agreement is executed and delivered after 4:30 p.m., Eastern Daylight Savings Time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (iii) at such other time and date not later than seven (7) full business days following the day that this Agreement is executed and delivered as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "First Closing Date"; provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 2(g) and 3(e) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representatives.

        (c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders named in Schedule B hereby grant, severally and not jointly, an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 586,500 Option Shares from such Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares. The maximum number of Option Shares to be sold by such Selling Stockholders is set forth opposite their respective names on Schedule B. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised from time to time, on one or more occasions, at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement and which shall set forth the number of Option Shares as to which the several Underwriters are exercising such option. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise (provided that if the option is exercised one business day prior to the First Closing Date, the Second Closing Date may be the same as the First Closing
Date). If any Option Shares are to be purchased, (i) each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (ii) each Selling Stockholder named in Schedule B agrees, severally and not jointly, to sell the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold as the number of Option Shares set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Option Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

        (d) Public Offering of the Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

        (e) Payment for the Shares. Payment for the shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Selling Stockholders.

        It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Banc of America Securities LLC, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder.

        (f) Delivery of the Shares. The Selling Stockholders shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Stockholders shall also deliver, or cause to be delivered a credit representing the Option Shares to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

        (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 noon on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

        SECTION 3. COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

        A. COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter as follows:

        (a) Registration Statement Matters. The Company will (i) use its best efforts to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representatives and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus during the Prospectus Delivery Period (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act) of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

        (b) Securities Act Compliance. The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

        (c) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

        (d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

        (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may reasonably request.

        (f) Insurance. The Company shall maintain Directors and Officers liability insurance in the minimum amount of $10 million which shall apply to the offering contemplated hereby.

        (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

        (h) Earnings Statement. As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of
Section 11(a) of the Securities Act.

        (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

        (j) Agreement Not to Offer or Sell Additional Securities. The Company will not, without the prior written consent of Banc of America Securities LLC, for a period of 90 days following the date hereof (the "Lock-Up Period"), offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) issue and sell Common Shares and issue options to purchase Common Shares pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and (ii) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of options or warrants outstanding at the date of the Prospectus.

        (k) Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, Inc. or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

        B. COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder further covenants and agrees with each Underwriter:

        (a) Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder will not, during the Lock-Up Period, make a Disposition of Securities (as defined in Exhibit A hereto) now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners, members or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of Banc of America Securities LLC. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities (as defined in Exhibit A hereto) or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities (as defined in Exhibit A hereto). Notwithstanding the foregoing, this restriction does not prohibit the sale of shares of Common Shares by the Selling Stockholders to the Underwriters as contemplated herein. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.

        (b) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

        (c) Notification of Untrue Statements, etc. If, at any time prior to the date on which the distribution of the Common Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Representatives.

        SECTION 4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and l(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

        (a) Compliance with Registration Requirements; No Stop Order; No Objection from the National Association of Securities Dealers, Inc. The Registration Statement shall remain effective at the execution of this Agreement; no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, any Selling Stockholder or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with; and the National Association of Securities Dealers, Inc. shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

        (b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

        (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the Company as set forth and described in the Registration Statement or Prospectus, which, in your sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

        (d) Opinion of Counsel for the Company and the Selling Stockholders. You shall have received on the First Closing Date, or the Second Closing Date, as the case may be, an opinion of Ropes & Gray, counsel for the Company and the Selling Stockholders, substantially in the form of Exhibit B attached hereto, dated the First Closing Date, or the Second Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

        Counsel rendering the opinion contained in Exhibit B may rely as to questions of law not involving the laws of the United States or the States of Massachusetts or Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers or partners of the Company, the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person), and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

        (e) Opinion of Counsel for the Underwriters. You shall have received on the First Closing Date or the Second Closing Date, as the case may be, an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to render such opinion.

        (f) Accountants' Comfort Letter. You shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Ernst & Young LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Ernst & Young LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheets of the Company as of September 30, 2000 and September 29, 2001, and the related consolidated statements of shareholders' equity for each of the three years in the period ended September 29, 2001, the consolidated statements of income for the three years in the period ended September 29, 2001 and the consolidated statements of cash flows for the three years in the period ended September 29, 2001, (iii) state that Ernst & Young LLP has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of Ernst & Young LLP as described in SAS 71 on the financial statements for the six months ended March 30, 2002 and March 31, 2001 and the quarterly periods included therein (the "Quarterly Financial

Statements"), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, and (v) address other matters agreed upon by Ernst & Young and you.

        (g) Officers' Certificate. You shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

        (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

        (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

        (iii) In his or her opinion, based on his or her careful examination of the Registration Statement and the Prospectus, and any amendments or supplements thereto, when the Registration Statement became effective and as of the date of delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

        (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.

        (h) Lock-up Agreement from Certain Stockholders of the Company. The Company shall have obtained and delivered to you an agreement substantially in the form of Exhibit A attached hereto from each of the executive officers (as defined in the Exchange Act) and directors of the Company (and each of their respective trusts or affiliates which owns Common Shares) and each Selling Stockholder. The Company will not authorize or consent to any requests for the physical transfer of shares that are restricted from transfer pursuant to the terms of the Lock-Up Agreements.

        (i) Selling Stockholders' Certificate. On each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives shall receive a written certificate executed by each Selling Stockholder, dated as of such Closing Date, to the effect that:

        (i) the representations, warranties and covenants of such Selling Stockholder set forth in Section l(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

        (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

        (j) Selling Stockholders' Documents. The Company and the Selling Stockholders shall have furnished for review by the Representatives copies of such further information, certificates and documents as the Representatives may reasonably request.

        (k) Stock Exchange Listing. The Shares shall remain approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

        (l) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(g) and 3A(e) hereof with respect to the furnishing of Prospectuses.

        (m) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that
Section 5 (Payment of Expenses), Section 6 (Reimbursement of Underwriters' Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

        SECTION 5. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of the obligations of the Company and the Selling Stockholders hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors and of a single counsel for the Selling Stockholders, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or any other country, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey," an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the National Association of Securities Dealers, Inc. review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with inclusion of the Common Shares on the Nasdaq National Market, (ix) all costs and expenses incident to the preparation and undertaking of "road show" presentations to be made to prospective investors, and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6, and
Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

        The Company further agrees with each Underwriter to pay all fees and expenses incident to the performance of the Selling Stockholders' obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders and (ii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder.

        This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

        SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 4, Section 9 or Section 15, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this

Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. Notwithstanding the foregoing, if this Agreement is terminated by the Representatives pursuant to Section 9(ii), 9(iii) or 9(iv), the Company will only be required to reimburse 50% of such expenses.

        SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

        (a) Indemnification of the Underwriters.

        The Company and each of the Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:

        (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or

        (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

        (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or the Selling Stockholders contained herein (except that pursuant to this clause (iii), each Selling Stockholder shall only be liable, severally and not jointly, for its representations and warranties set forth in Section 1(B) hereof); or

        (iv) in whole or in part upon any failure of the Company or the Selling Stockholders to perform their respective obligations hereunder or under law (except that pursuant to this clause (iv), each Selling Stockholder shall only be liable, severally and not jointly, for its respective obligations hereunder or under law); or

        (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter with respect to which the Company or such Selling Stockholder, as applicable, provides indemnification pursuant to clause (i), (ii), (iii) or (iv) above, provided that the Company and the Selling Stockholders shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct;

and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company or the Selling Stockholders may otherwise have.

Notwithstanding the foregoing, (i) the aggregate liability of any Selling Stockholder pursuant to this Subsection 7(a) shall be limited to an amount equal to the total proceeds (net of underwriting discounts and commissions) received by the respective Selling Stockholder from the Underwriters for the sale of the Shares sold by the respective Selling Stockholder hereunder and (ii) the aggregate liability of any Selling Stockholder pursuant to this Subsection 7(a) in respect of any specific loss, claim, damage, liability or expense shall be limited to an amount equal to such Selling Stockholder's pro rata share of such loss, claim, damage, liability or expense, based on the number of Common Shares sold hereunder by such Selling Stockholder as compared to the total number of Common Shares sold by all Selling Stockholders.

        (b) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any reasonable legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

        (c) Information Provided by the Underwriters. The Company and each of the Selling Stockholders hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the following paragraphs under the caption "Underwriting" in the
Prospectus:

        (i) the table in the first paragraph,

        (ii) the third paragraph, and

        (iii) the tenth through sixteenth paragraphs;

and the Underwriters confirm that such statements are correct.

        (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 except to the extent it is materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 7(b) and Section
8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (f) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Stockholders, and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f): (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter; (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the total proceeds (net of underwriter discounts and commissions) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder. The

Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than thirty
(30) days of invoice to the indemnifying party.

        (h) Survival. The indemnity and contribution agreements contained in this Section 7 and the representations, warranties, agreements and other covenants of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of and shall survive
(i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholders, the Company, its directors or officers or of any persons controlling the Company or any of the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, a Selling Stockholder or to the Company, its directors or officers, or any person controlling the Company or the Selling Stockholders shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

        (i) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

        (j) Claims for Indemnification by the Selling Stockholders. The Company and each of the Underwriters agree with each of the Selling Stockholders that any claim of such Underwriter against the Selling Stockholders for indemnification pursuant to Section 7(a) hereof shall first be sought by such Underwriter to be satisfied in full by the Company and, subject to the limitation on the aggregate liability of the Selling Stockholders set forth in
Section 7(a) hereof, shall be satisfied by the Selling Stockholders only to the extent that such claim has not been satisfied in full by the Company within the thirty (30) day period following the date requested for payment by such Underwriter; provided, however, that notwithstanding the foregoing any claim of such Underwriter against a Selling Stockholder pursuant to Section 7(a)(iii) in respect of its representations and warranties set forth in Section 1(B) hereof may first be sought by such Underwriter to be satisfied in full by either the Company or the Selling Stockholders without any requirement that the Underwriter request payment from the Company first.

        SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several

Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        SECTION 9. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market; (ii) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the National Association of Securities Dealers, Inc.; (iii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

        SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, agreements and other covenants of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect as set forth in Section 7(h) hereof.

        SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

        Banc of America Securities LLC
        9 West 57th Street
        New York, NY  10019

        Robertson Stephens, Inc.
        555 California Street, Suite 2600
        San Francisco, CA  94104

        Credit Suisse First Boston Corporation
        Eleven Madison Avenue
        New York, NY  10010

        U.S. Bancorp Piper Jaffray Inc.
        800 Nicollet Mall
        Minneapolis, MN, 55402

        First Union Securities, Inc.
        One First Union Center, 4th Floor
        301 South College Street
        Charlotte, NC  28288-0606

If to the Company:

        Charlotte Russe
        4645 Morena Boulevard
        San Diego, CA 92117
        Facsimile: (619) 587-0619
        Attention:  Chief Executive Officer

If to the Selling Stockholders:

        SK Equity Fund, L.P.
        262 Harbor Drive
        Stamford, CT 06902
        Facsimile: (203) 708-6677

        SK Investment Fund, L.P.
        262 Harbor Drive
        Stamford, CT 06902
        Facsimile: (203) 708-6677

Any party hereto may change the address for receipt of communications by giving written notice to the others.

        SECTION 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and personal Representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

        SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        SECTION 14. GOVERNING LAW PROVISIONS.

        (a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

        (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

        (c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

        SECTION 15. FAILURE OF ONE OR MORE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER COMMON SHARES. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 5, 6, and 7 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        SECTION 16. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                     Very truly yours,

                                     CHARLOTTE RUSSE HOLDING, INC.

                                     By: /s/ Bernard Zeichner
                                        ----------------------------------------
                                        Bernard Zeichner
                                        Chief Executive Officer



                                     SK EQUITY FUND, L.P.

                                     By: SKM Partners, L.P., its general partner
                                     By: Saunders Karp & Megrue Partners, LLC,
                                         its general partner

                                     By:  /s/ David J. Oddi
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     SK INVESTMENT FUND, L.P.

                                     By: SKM Partners, L.P., its general partner
                                     By: Saunders Karp & Megrue Partners, LLC,
                                         its general partner

                                     By:  /s/ David J. Oddi
                                         ---------------------------------------
                                         Name:
                                         Title:

        The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written on their behalf and on behalf of each of the several underwriters named in Schedule A hereto.

BANC OF AMERICA SECURITIES LLC


By: /s/ Lani Martin
    --------------------------------



                   [SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

                                   SCHEDULE A

------------------------------------------------ ------------------------
                                                  NUMBER OF FIRM SHARES
                    UNDERWRITERS                     TO BE PURCHASED
------------------------------------------------ ------------------------
------------------------------------------------ ------------------------
Banc of America Securities LLC.................          1,173,001
------------------------------------------------ ------------------------
Robertson Stephens, Inc........................          1,173,000
------------------------------------------------ ------------------------
Credit Suisse First Boston Corporation.........           521,333
------------------------------------------------ ------------------------
U.S. Bancorp Piper Jaffray Inc.................           521,333
------------------------------------------------ ------------------------
First Union Securities, Inc....................           521,333
------------------------------------------------ ------------------------
            Total..............................          3,910,000
------------------------------------------------ ------------------------


                                  Schedule A-1

                                   SCHEDULE B

------------------------------------------ ------------------ ------------------
                                                                MAXIMUM NUMBER
                                             NUMBER OF FIRM    OF OPTION SHARES
              SELLING STOCKHOLDERS          SHARES TO BE SOLD    TO BE SOLD
------------------------------------------ ------------------ ------------------
SK Equity Fund, L.P. ....................       3,869,201          580,457
------------------------------------------ ------------------ ------------------
SK Investment Fund, L.P. ................          40,799            6,043
------------------------------------------ ------------------ ------------------
          Total..........................       3,910,000          586,500
------------------------------------------ ------------------ ------------------



                                  Schedule B-1

                                   SCHEDULE C

            The following securityholders are required to enter into Lock-Up Agreements pursuant to Section 1(A) of this Agreement:

    Securityholder
-------------------------
SK Equity Fund, L.P.
SK Investment Fund, L.P.
Bernard Zeichner
Zeichner Family Trust
Harriet Bailiss-Sustarsic
Mark A. Hoffman
Daniel Carter
R. Tina Kernohan
Allan Karp
David Oddi
Paul Del Rossi
Thomas Gould
Leonard H. Mogil



                                  Schedule C-1

                                                                       EXHIBIT A
                                LOCK-UP AGREEMENT

                                                                  April __, 2002

Banc of America Securities LLC
  As Representative of the Underwriters
9 West 57th Street
New York, NY  10019

Ladies and Gentlemen:

        The undersigned understands that you, as Representative of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Charlotte Russe Holding, Inc. (the "Company") providing for the public offering (the "Public Offering") by the Underwriters, including yourselves, of Common Stock of the Company (the "Common Stock") pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about March 29, 2002 (the "Registration Statement").

        In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt of which hereby acknowledged, the undersigned hereby agrees, for a period of 90 days after the date of the final prospectus supplement with respect to the Public Offering (the "Lock-Up Period"), not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement, (ii) as a distribution to limited partners, members or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Lock-Up Agreement or (iii) with the prior written consent of Banc of America Securities LLC. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale, whether or not against the box, or any purchase, sale or grant of any right, including without limitation any put or call option, with respect to any Securities or with respect to any security, other than a broad-based market basket or index that includes, relates to or derives any significant part of its value from Securities. Notwithstanding the foregoing, this Lock-Up Agreement does not prohibit the sale of shares of the Common Stock by the undersigned to the Underwriters in the Public Offering.

        Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the transfer agent of the Company against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement. In the event that the Registration Statement shall not have been declared effective on or before May 30, 2002 this Lock-Up Agreement shall be of no further force or effect.

                                                   Very truly yours,


                                                   -----------------------------
                                                           (signature)

                                                   Name:
                                                         -----------------------
                                          Address:
                                                   -----------------------------
                                                   -----------------------------

Accepted as of the date first set forth above:

Banc of America Securities LLC
  As Representative of the Underwriters

Banc of America Securities LLC

By:
   ------------------------------------------
           (authorized signatory)

                                                                       EXHIBIT B


                                                                     May 8, 2002


Banc of America Securities LLC
9 West 57th Street
New York, NY  10019

Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, CA  94104

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010

U.S. Bancorp Piper Jaffray Inc.
800 Nicollet Mall
Minneapolis, MN, 55402

First Union Securities, Inc.
One First Union Center, 4th Floor
301 South College Street
Charlotte, NC  28288-0606

As Representatives of the
Several Underwriters Named
in the Underwriting Agreement

        Re: 3,910,000 shares of Common Stock, par value $0.01 per share, of Charlotte Russe Holding, Inc.

Ladies and Gentlemen:

        We have acted as counsel for Charlotte Russe Holding, Inc., a Delaware corporation (the "Company"), in connection with the sale by Selling Stockholders of 3,910,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock). This opinion is furnished to you as Representatives of the several

Underwriters pursuant to Section 4(d) of the underwriting agreement dated May 2, 2002 (the "Underwriting Agreement"), among the Company, the Selling Stockholders and you as Representatives of the several underwriters listed on Schedule A thereto relating to the issuance and sale of the Shares. Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein with the meanings so defined.

            We have participated in the Closing of the sale of the Shares held today. We have examined signed copies of the Registration Statement of the Company on Form S-3 (No. 333-85178), together with all amendments and all exhibits thereto and all documents incorporated by reference therein (the "Registration Statement"), all as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); a copy of the prospectus dated April 5, 2002, together with a copy of the prospectus supplement dated May 2, 2002 together with all documents incorporated by reference therein (collectively, the "Prospectus"); an executed copy of the Underwriting Agreement; and such other documents as we have deemed necessary as a basis for the opinions expressed herein. Additionally, we have relied upon oral advice from the staff of the Securities and Exchange Commission to the effect that the Registration Statement became effective on April 5, 2002.

            We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the federal laws of the United States of America and, with respect solely to the opinions expressed in paragraphs 1 and 4 below relating to the subsidiaries of the Company, the General Corporation Law of the State of California as in effect on the date hereof. For purposes of our opinion expressed in paragraph 14 below, we have assumed that Article 8 of the Massachusetts Uniform Commercial Code would apply to the purchase and sale of the Shares.

            Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company or the Selling Stockholders, we have made inquiries to the extent we believe reasonable with respect to such matters and have relied upon representations made by the Company and by the Selling Stockholders in the Underwriting Agreement and representations made to us by one or more officers of the Company and by the Selling Stockholders. Although we have not independently verified the accuracy of such representations, we do not know of the existence or absence of any fact contradicting such representations.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Prospectus. Each of Charlotte Russe, Inc., Charlotte Russe Merchandising, Inc. and Charlotte Russe Administration, Inc. (each a "Subsidiary" and collectively, the "Subsidiaries") is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Prospectus.

            2. The Company and each Subsidiary is duly qualified to conduct business in each of the jurisdictions set forth opposite its name on Exhibit A attached hereto. To our knowledge, the Company does not own a majority of the outstanding voting shares or otherwise control, directly or indirectly, any corporation, association, or other entity other than the Subsidiaries.

            3. The shares of Common Stock issued and outstanding on the date hereof, including the Shares to be sold by Selling Stockholders, have been duly authorized and validly issued and are fully paid and nonassessable and, to our knowledge, have not been issued in violation of any statutory or contractual preemptive rights.

            4. The outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned of record by the Company and, to our knowledge, the outstanding shares of capital stock of each Subsidiary are owned free and clear of all liens, encumbrances and claims.

            5. The Shares conform as to matters of law to the description thereof contained in the Registration Statement on Form 8-A incorporated by reference in the Registration Statement, and the certificates for the Shares, assuming they are in the form previously filed with the Securities and Exchange Commission, comply with Delaware General Corporation Law.

            6. The Company has the corporate power and authority to enter into the Underwriting Agreement.

            7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            8. The execution and delivery of the Underwriting Agreement by the Company does not (i) violate the Certificate of Incorporation or By-laws of the Company, (ii) breach or result in a default under any agreement or instrument listed as an exhibit to the Registration Statement or any document incorporated by reference into the Registration Statement or (iii) violate any applicable Massachusetts, Delaware Corporate or federal law or regulation or, to our knowledge, any order, writ, injunction or decree of any jurisdiction, court or governmental instrumentality binding upon the Company or any of its properties, except that we express no opinion in this paragraph as to state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws or the performance by the Company of its indemnification and contribution obligations under the Underwriting Agreement.

            9. No approval, consent, order, authorization, designation, declaration or filing of any regulatory, administrative or governmental entity is required to permit the Company to execute the Underwriting Agreement, except such as may be required under state securities or blue sky laws, each as to which we express no opinion, and except for such as have been obtained under the Securities Act and with the National Association of Securities Dealers, Inc.

            10. The Company is not, and will not become as a result of the consummation of the transactions contemplated by the Underwriting Agreement, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

            11. Except as described in the Prospectus, to our knowledge, no holder of any securities of the Company has the right, contractual or otherwise, that has not been satisfied or effectively waived, to cause the Company to include any Common Stock or other securities of the Company in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

            12. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders.

            13. Immediately prior to the date hereof, each Selling Stockholder was the sole registered record owner of the Shares to be sold by such Selling Stockholder; each Selling Stockholder has the partnership power and authority, and any approval required by law, other than any approval required by applicable state securities and blue sky laws, to sell, assign, transfer and deliver the Shares to be sold by it in the manner provided in the Underwriting Agreement.

            14. Each Underwriter that is a "bona fide purchaser" within the meaning of Article 8 of the Massachusetts Uniform Commercial Code (the "Code") will acquire, upon payment for the Shares being sold by each Selling Stockholder, its interest in the Shares, free of any adverse claim, as defined in the Code.

        The Registration Statement became effective on April 5, 2002. We do not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Securities and Exchange Commission or of any proceeding or threat of proceeding for that purpose under the Securities Act.

        In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with your representatives and representatives of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, we believe that the Registration Statement, as of the time it became effective under the Securities Act and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the published rules and regulations of the Commission thereunder, and each document filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated or deemed to be incorporated by reference in the Prospectus, when so filed, complied as to form in all material respects with the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, and we do not know of any legal or governmental proceeding, pending or threatened, to which the Company or any Subsidiary of the Company is a party or to which any of their respective property is subject, required to be described in the Prospectus which is not so described in the Prospectus, nor of any contract or other document of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed. Further, based on the information and participation described above, nothing that has come to our attention has caused us to believe that the Registration Statement, as of the time it became effective under the Securities Act, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or the date hereof included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no belief, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth or referred to in the Registration Statement or the Prospectus.

        The limitations inherent in the independent verification of factual matters and the character of the determinations involved in our review are such that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement and Prospectus except for those statements in the Prospectus under the caption "Certain United States Tax Consequences to Non-United Stated Holders of Common Stock", which accurately summarize in all material respects the provisions of the laws and documents referred to therein.

        This opinion is furnished by us to you as Representatives of the several Underwriters and, except as otherwise expressly consented to by us in writing, is solely for the benefit of the several Underwriters.

                                                          Very truly yours,


                                                          Ropes & Gray

                                    EXHIBIT A

Charlotte Russe Holding, Inc.
Delaware

Charlotte Russe, Inc.
Arizona
California
Florida
Georgia
Illinois
New York
Texas

Charlotte Russe Merchandising, Inc.
California

Charlotte Russe Administration, Inc.
California



                                  Exhibit A-1